SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12 (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

State Street Capital Trust II

(Exact Name of Registrant as Specified in Its Charter)

Delaware	13-7147835
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

c/o State Street Bank and Trust Company, N.A. 61 Broadway, 15th Floor New York, New York	10006
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box: ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box: ☒

Securities Act registration statement file number pursuant to which this form relates: 333-98267
(if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered:	Name of Each Exchange on Which Each Class is to be Registered:

N/A	N/A

Securities to be registered pursuant to Section 12(g) of the Act:

Floating Rate Medium Term Capital Securities

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.    DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

The class of securities to be registered hereby is the Floating Rate Medium Term Capital Securities (the “Capital Securities”) issued by State Street Capital Trust II, a Delaware statutory trust, representing a corresponding amount of junior subordinated debentures issued by State Street Corporation. The Capital Securities will be fully and unconditionally guaranteed on a subordinated basis by State Street Corporation.

For a description of the Capital Securities, reference is made to the description of the Capital Securities included in the Preliminary Prospectus Supplement dated January 10, 2003 relating to the Capital Securities and the description of the Capital Securities in the Prospectus dated November 27, 2002, which descriptions are incorporated herein by reference. The Preliminary Prospectus Supplement and the Prospectus form part of the Registration Statement on Form S-3 (Commission File No. 333-98267), as amended and supplemented, which has been declared effective by the Securities and Exchange Commission. The final prospectus supplement describing the Capital Securities will be filed pursuant to Rule 424(b)(5) under the Securities Act and shall be incorporated by reference into this registration statement on Form 8-A.

Item 2.    EXHIBITS.

The following exhibits are filed as part of this Registration Statement:

1.
Certificate of Trust of State Street Capital Trust II, as filed with the Delaware Secretary of State on March 25, 1998 (filed with the Securities and Exchange Commission as Exhibit 4.18 to Registrant’s Registration Statement on Form S-3 filed on April 1, 1998, Commission File No. 333-49143, and incorporated by reference).

2.
Declaration of Trust of State Street Capital Trust II among State Street Corporation, as Depositor, Bank One Trust Company, N.A. (as successor in interest to The First National Bank of Chicago), as Property Trustee, Bank One Delaware, Inc., as Delaware Trustee, and the Administrative Trustees named therein (filed with the Securities and Exchange Commission as Exhibit 4.21 to Registrant’s Registration Statement on Form S-3 filed on April 1, 1998, Commission File No. 333-49143, and incorporated by reference).

3.	Form of Capital Security Certificate for State Street Capital Trust II (included as Exhibit D to Exhibit 2 hereto).

4.
Form of Amended and Restated Trust Agreement for State Street Capital Trust II among State Street Corporation, as Depositor, Bank One Trust Company, N.A. (as successor in interest to The First National Bank of Chicago), as Property Trustee, Bank One Delaware, Inc., as Delaware Trustee, and the Administrative Trustees

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named therein (filed with the Securities and Exchange Commission as Exhibit 4.23 to Registrant’s Registration Statement on Form S-3 filed on April 11, 2000, Commission File No. 333-34516, and incorporated by reference).

5.
Junior Subordinated Indenture dated as of December 15, 1996 (the “Junior Subordinated Indenture”) between Registrant and Bank One Trust Company, N.A. (as successor in interest to The First National Bank of Chicago) (filed with the Securities and Exchange Commission as Exhibit 1 to Registrant’s Current Report on Form 8-K dated February 27, 1997, Commission File No. 0-5108, and incorporated by reference).

*6.	Form of First Supplemental Indenture to the Junior Subordinated Indenture between the Registrant and Bank One Trust Company, N.A.

7.
Form of Guarantee Agreement for each of State Street Capital Trust II, State Street Capital Trust III and State Street Capital Trust IV between State Street Corporation, as guarantor, and Bank One Trust Company, N.A. (where applicable, as successor in interest to The First National Bank of Chicago), as trustee (filed with the Securities and Exchange Commission as Exhibit 4.25 to Registrant’s Registration Statement on Form S-3 filed on April 11, 2000, Commission File No. 333-34516, and incorporated by reference).

*	To be filed by amendment

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

STATE STREET CORPORATION

By:	/s/ FREDERICK P. BAUGHMAN
Name: Frederick P. Baughman Title: Senior Vice President, Controller and Chief Accounting Officer

Date: January 13, 2003

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